                   SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 30, 1997

                        BIOCIRCUITS CORPORATION
      (Exact name of registrant as specified in its charter)

                              DELAWARE
  (State or other jurisdiction of incorporation or organization)


      0-19975                                   94-3088884
(Commission File No.)               (I.R.S. Employer Identification No.)

                         1324 CHESAPEAKE TERRACE
                       SUNNYVALE, CALIFORNIA, 94089
            (Address of principal executive offices and zip code)

                            (408) 745-1961
            (Registrant's telephone number, including area code)

ITEM 5. OTHER MATTERS

On June 30, 1997, the Company issued a press release announcing that it had entered into a letter of intent with the Becton-Dickinson Microbiology Systems Division of Becton, Dickinson and Company ("Becton") to enter into an agreement that would give Becton exclusive worldwide marketing rights to the Company's IOS system. A copy of the press release is attached hereto as
Exhibit 99.1.

On July 7, 1997, the Company issued a press release announcing that it had closed a private placement of 6,853,567 units consisting of one share of Common Stock and one warrant to purchase one share of Common Stock, and that it had received net proceeds of approximately $5.1 million. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 7. EXHIBITS

Exhibit 99.1.  Press release dated June 30, 1997.

Exhibit 99.2.  Press release dated July 7, 1997.

                         INDEX TO EXHIBITS


Exhibit 99.1.  Press release dated June 30, 1997.

Exhibit 99.2.  Press release dated July 7, 1997.

                          BIOCIRCUITS CORPORATION
                               SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BIOCIRCUITS CORPORATION

Date: July 18, 1997


                                By: /s/ John Kaiser
                                    ------------------------------------
                                    John Kaiser
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)


                                By: /s/ James Welch
                                    ------------------------------------
                                    James Welch
                                    Secretary, Treasurer and Controller
                                    (Principal Accounting Officer)